                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [x]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [x] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Rohm & Hass
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                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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

100 INDEPENDENCE MALL WEST, PHILADELPHIA PA 19106-2399 TELEPHONE(215) 592-3000

                                                    [ROHM AND HAAS COMPANY LOGO]

                                                 March 27, 2000

Dear Stockholder:

  I would like to invite you to the Rohm and Haas Annual Meeting of Stockholders which we will hold on May 1, 2000, beginning at 10:30 a.m. local time at The American Philosophical Society, Benjamin Franklin Hall, 427 Chestnut Street, Philadelphia, PA 19106. President Mike Fitzpatrick and I look forward to bringing you up to date on the progress of the company during the past year.

  We appreciate your ongoing interest and participation in this company. Please take the time to complete, date, sign and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. YOUR VOTE IS VERY IMPORTANT.

                                                 Sincerely,

                                                 /s/ Rajiv L. Gupta
                                                 Rajiv L. Gupta
                                                 Chairman of the Board of
                                                 Directors and Chief
                                                 Executive Officer

This document is dated March 27, 2000 and is first being mailed to stockholders on or about March 27, 2000.

TABLE OF CONTENTS

Notice of Annual Meeting....................................    3
Proxy Statement.............................................    4

Election of Directors.......................................    6

Board of Directors..........................................   10
  Organization..............................................   10
  Compensation..............................................   11
  Other Information and Business Relationships..............   11

Executive Compensation......................................   12
  Summary Compensation Table................................   12
  Option Grants Table.......................................   13
  Option Exercises and Year-End Value Table.................   13
  Long-Term Incentive Plan Awards Table.....................   14
  Pension Plan Table........................................   14
  Report on Executive Compensation..........................   15

Five-Year Performance Graph.................................   18

Proposal to Approve the 2000 Rohm and Haas Long-Term Bonus
  Plan......................................................   19

New Plan Benefits...........................................   20

Stock Ownership.............................................   21
2001 Annual Meeting Proposals...............................   23
Annex A Rohm and Haas Company Long-Term Bonus...............   24

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 1, 2000

     We will hold the annual meeting of stockholders of Rohm and Haas Company at The American Philosophical Society, Benjamin Franklin Hall, 427 Chestnut Street, Philadelphia, PA 19106, on May 1, 2000, at 10:30 a.m. local time, to act upon the following matters:

          1. The election of fifteen members of the board of directors;

          2. The approval of the 2000 Rohm and Haas Long-Term Bonus Plan; and

          3. Any other business as may properly come before the meeting.

     The Board of Directors of Rohm and Haas recommends votes "FOR" each of the proposals above. Stockholders of record at the close of business on March 10, 2000 are entitled to vote their shares.

     It is important that your shares be voted at the meeting. Please sign, date and return the enclosed proxy promptly. The accompanying envelope requires no postage if mailed in the United States.

     We will mail a summary report of the meeting to you.

                                                 By order of the Board of
                                                 Directors,

                                                 /s/ GAIL P. GRANOFF

                                                 Gail P. Granoff
                                                 Secretary

ROHM AND HAAS COMPANY

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 1, 2000

  The enclosed proxy is being solicited by Rohm and Haas Company's board of directors for use at the annual meeting of stockholders and any adjournment of the meeting.
PLACE, DATE AND TIME

  We will hold the Rohm and Haas annual meeting at The American Philosophical Society, Benjamin Franklin Hall, 427 Chestnut Street, Philadelphia, PA 19106, on May 1, 2000, at 10:30 a.m., local time, subject to any adjournments or postponements.
RECORD DATE

  Only holders of Rohm and Haas common stock on March 10, 2000 are entitled to receive notice of and to vote at the Rohm and Haas annual meeting. As of March 10, 2000, there were 219,185,025 shares of Rohm and Haas common stock outstanding, each of which entitles the registered holder to one vote. Rohm and Haas will have a list of Rohm and Haas stockholders entitled to vote at the Rohm and Haas annual meeting available during normal business hours at 100 Independence Mall West, Philadelphia, PA for the ten-day period before the Rohm and Haas annual meeting.
INDEPENDENT PUBLIC ACCOUNTANTS

  Members of PricewaterhouseCoopers LLP, who are Rohm and Haas' independent accountants for 1999 and have been selected to continue in that capacity for 2000, are expected to be present at the Rohm and Haas annual meeting and available to respond to appropriate questions. These individuals will be given the opportunity to make a statement at the meeting if they desire to do so. VOTE REQUIRED

  The proposals to elect directors and to approve the 2000 Long-Term Bonus Plan each require the approval of the holders of a majority of the Rohm and Haas common stock, present and entitled to vote at a meeting at which a quorum is present.

  The holders of a majority of the outstanding shares of Rohm and Haas common stock will constitute a quorum for these votes. If a quorum is not present at the Rohm and Haas annual meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

  As of March 10, 2000, directors and executive officers of Rohm and Haas were entitled to vote approximately 29.3% of the outstanding votes entitled to be cast by stockholders at the Rohm and Haas annual meeting.

HOW SHARES WILL BE VOTED AT THE ANNUAL MEETING

  All shares of Rohm and Haas common stock represented by properly executed proxies received before or at the Rohm and Haas annual meeting, and not revoked, will be voted in accordance with the instructions indicated in the proxies. Properly executed proxies that do not contain voting instructions will be voted "FOR" the election of the fifteen nominees for director, and "FOR" the approval of the proposal to approve the 2000 Long-Term Bonus Plan.

  We will count properly executed proxies marked "ABSTAIN" with respect to any proposal as present for purposes of determining whether there is a quorum and for purposes of determining the number of shares represented and entitled to vote at the Rohm and Haas annual meeting with respect to any proposal. However, the shares that these proxies represent will not be voted at the annual meeting. As a result, since the affirmative vote described above is required for approval of the proposals, a proxy marked "ABSTAIN" with respect to a proposal will have the same effect as a vote against the proposal.

  Under New York Stock Exchange rules, brokers who hold shares in street name for customers have the authority to vote on some routine matters when they have not received instructions from beneficial owners and therefore may vote for the election of directors and the approval of the 2000 Long-Term Bonus Plan.

  The Rohm and Haas board of directors is not currently aware of any other business to be brought before the Rohm and Haas annual meeting. If, however, other matters are properly brought before the Rohm and Haas annual meeting or any adjournment or postponement of the meeting, the people appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

  The people named as proxies by a stockholder may propose and vote for one or more adjournments of the Rohm and Haas annual meeting to permit further solicitations of proxies in favor of approval of the proposals. No proxy which is voted against the approval of any of the proposals will be voted in favor of an adjournment.
HOW TO REVOKE A PROXY

  You may revoke your proxy at any time before its use by delivering to the Secretary of Rohm and Haas a signed notice of revocation or a later-dated signed proxy or by attending the Rohm and Haas annual meeting and voting in person. Attendance at the Rohm and Haas annual meeting will not itself constitute the revocation of a proxy.
SOLICITATION OF PROXIES

  Rohm and Haas will pay the cost of solicitation of proxies for the Rohm and Haas meeting. In addition to solicitation by mail, Rohm and Haas will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and Rohm and Haas will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. Rohm and Haas has retained D. F. King & Co., Inc. to aid in the solicitation of proxies and to verify the records related to the solicitations. D. F. King will receive a fee of $5,500 and expense reimbursement for its services. Rohm and Haas or its directors, officers or employees may request by telephone or facsimile the return of proxy cards. The extent to which this will be necessary depends entirely on how promptly proxy cards are returned. We urge you to send in your proxies without delay.

ELECTION OF ROHM AND HAAS DIRECTORS

  At the annual meeting, stockholders will be asked to elect fifteen nominees to serve as directors of Rohm and Haas. The directors will hold office until the next annual meeting of stockholders and until their successors are elected.

  The Rohm and Haas board of directors nominated each of the persons listed below upon the recommendation of the Nominating Committee of the Rohm and Haas board of directors. If any nominee is unable to serve as a director, the people named in the proxy will vote for any other nominee as may be designated by the Rohm and Haas board of directors or the Rohm and Haas board of directors may decrease the number of directors. Votes may be cast in favor of or withheld from each nominee. If a quorum is present at the meeting, a nominee will be elected as a director by receiving the affirmative vote of a majority of the shares of Rohm and Haas stock represented, in person or by proxy, at the Rohm and Haas annual meeting.

  THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.


                          WILLIAM J. AVERY
[AVERY PICTURE]           DIRECTOR SINCE 1997

Mr. Avery, 59, chairman, chief executive officer and director of Crown Cork & Seal Company, Inc., 1995-present; previously chairman and president of Crown Cork & Seal Company, Inc., 1990-1995.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          JAMES R. CANTALUPO
[CANTALUPO PICTURE]       DIRECTOR SINCE 1999

Mr. Cantalupo, 56, president, vice chairman and director of McDonald's Corporation since 1999; previously vice chairman and director of McDonald's Corporation and chairman and chief executive officer of McDonald's International, 1993-1998.

Rohm and Haas Board Committees:
Audit; Finance; Nominating


                          J. MICHAEL FITZPATRICK
[FITZPATRICK PICTURE]     DIRECTOR SINCE 1999

Dr. Fitzpatrick, 53, president and chief operating officer of Rohm and Haas Company since 1999; previously vice president, 1993-1998, and chief technology officer of Rohm and Haas Company, 1996-1998; director of Carpenter Technology, Inc.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Executive; Finance


                          EARL G. GRAVES
[GRAVES PICTURES]         DIRECTOR SINCE 1984

Mr. Graves, 65, chairman and chief executive officer of Earl G. Graves Ltd., 1972-present; retired chairman and chief executive officer of Pepsi-Cola of Washington, D.C., L.P., 1996-1998; publisher and editor of Black Enterprise magazine, 1970-Present; General Partner, Black Enterprise/Greenwich Street Fund, 1998-Present; director of Aetna Life and Casualty Company, AMR Corporation/ American Airlines, Inc. and Federated Department Stores.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Finance; Nominating


                          RAJIV L. GUPTA
[GUPTA PICTURE]           DIRECTOR SINCE 1999

Mr. Gupta, 54, chairman and chief executive officer of Rohm and Haas Company since 1999; previously vice chairman, 1998-1999, and vice president and director of the Asia-Pacific Region of Rohm and Haas Company, 1993-1998; director of Technitrol Inc. and Unisys Corporation.

Rohm and Haas Board Committees:
Executive


                          DAVID W. HAAS
[DAVID W. HAAS PICTURE]   DIRECTOR SINCE 1999

Mr. Haas, 44, chairman of the William Penn Foundation since 1998; previously vice chairman of the William Penn Foundation, 1996-1998; program administrator at International House of Philadelphia, 1989-1997. He is a cousin of Thomas W. Haas.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Nominating


                          THOMAS W. HAAS
[THOMAS W. HAAS PICTURE]  DIRECTOR SINCE 1999

Mr. Haas, 44, director and corporate member of the William Penn Foundation, a pilot and flight instructor. He is a cousin of David W. Haas.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          JAMES A. HENDERSON
[HENDERSN PICTURE]        DIRECTOR SINCE 1989

Mr. Henderson, 65, retired chairman, chief executive officer and director of Cummins Engine Company, Inc. since December 31, 1999; previously chairman, chief executive officer and director of Cummins Engine Company, Inc., 1995-1999; director of SBC Communications, International Paper Inc. and Ryerson Tull, Inc.

Rohm and Haas Board Committees:
Audit; Finance; Nominating


                          RICHARD L. KEYSER
[KEYSER PICTURE]          DIRECTOR SINCE 1999

Mr. Keyser, 57, chairman and chief executive officer of W.W. Grainger, Inc., 1997-present; previously president and chief executive officer, 1995-1997; president and chief operating officer of W.W. Grainger, Inc., 1994-1995; director of Evanston Northwestern Healthcare Corp.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          JOHN H. McARTHUR
[MCARTHUR PICTURE]        DIRECTOR SINCE 1977

Mr. McArthur, 65, senior advisor to the president, World Bank Group, 1996-present; previously dean of Harvard Business School until retirement in 1995; director of BCE, Inc., Cabot Corporation, Columbia/HCA Healthcare Corporation, Glaxo Wellcome Inc., Glaxo Wellcome Plc., Springs Industries, Inc., and The AES Corporation.

Rohm and Haas Board Committees:
Audit; Executive; Finance; Nominating


                          JORGE P. MONTOYA
[MONTOYA PICTURE]         DIRECTOR SINCE 1996

Mr. Montoya, 53, president, Global Food & Beverage, The Procter & Gamble Company, and president, Procter & Gamble Latin America, 1999-present; previously executive vice president, The Procter & Gamble Company, and president, Procter & Gamble Latin America, 1995-1999; group vice president, The Procter & Gamble Company, and president, Procter & Gamble Latin America, 1992-1995.

Rohm and Haas Board Committees:
Executive Compensation; Nominating


                          SANDRA O. MOOSE
[MOOSE PICTURE]           DIRECTOR SINCE 1981

Dr. Moose, 58, senior vice president and director of The Boston Consulting Group, Inc., 1990-present; director of GTE Corporation and twenty-three investment companies sponsored by The New England Funds.

Rohm and Haas Board Committees:
Executive; Executive Compensation; Nominating


                          GILBERT S. OMENN
[OMENN PICTURE]           DIRECTOR SINCE 1987

Dr. Omenn, 58, executive vice president for medical affairs, The University of Michigan, chief executive officer, The University of Michigan Health System, and professor of Internal Medicine, Human Genetics, Public Health and The Cancer Center, The University of Michigan, since 1997; dean of the School of Public Health and Community Medicine and professor of Medicine and Environmental Health at the University of Washington, Seattle, 1982-1997; director of Amgen Inc.

Rohm and Haas Board Committees:
Corporate Responsibility, Environment, Safety and Health; Nominating


                          RONALDO H. SCHMITZ
[SCHMITZ PICTURE]         DIRECTOR SINCE 1992

Dr. Schmitz, 61, member of the Board of Managing Directors of Deutsche Bank AG since 1991; Member of the Supervisory Board of Bertelsmann AG; director of Glaxo Wellcome Plc.

Rohm and Haas Board Committees:
Audit; Finance; Nominating


                          MARNA C. WHITTINGTON
[WHITTINGTON PICTURE]     DIRECTOR SINCE 1989

Dr. Whittington, 52, chief operating officer, Morgan Stanley Institutional Investment Management since 1996; partner of the investment management firm of Miller, Anderson & Sherrerd from 1994 until acquired by Morgan Stanley in 1996; director of Federated Department Stores.

Rohm and Haas Board Committees:
Audit; Executive; Finance; Nominating

BOARD OF DIRECTORS

ORGANIZATION

  The Rohm and Haas board held seven meetings in 1999. All directors attended at least 75% of the meetings of the Rohm and Haas board of directors and committees on which they serve. The committees of the Rohm and Haas board of directors, their functions and the number of meetings held in 1999 are:

  AUDIT COMMITTEE (3 meetings)--reviews Rohm and Haas' annual financial statements; selects Rohm and Haas' independent accountants; approves audit and non-audit fees of independent accountants; reviews their independence and considers the scope of their audits and audit results, including review of the auditors' management letter and Rohm and Haas' response to that letter; considers the adequacy of Rohm and Haas' internal accounting control systems; reviews the staffing and audit program of the internal auditing department; and reviews the adequacy of Rohm and Haas' policies and procedures with respect to compliance with Rohm and Haas' Code of Business Conduct.

  Members: J.H. McArthur (Chair), J.R. Cantalupo, J.A. Henderson, R.H. Schmitz, M.C. Whittington

  CORPORATE RESPONSIBILITY, ENVIRONMENT, SAFETY AND HEALTH COMMITTEE (3 meetings)--establishes guidelines and monitors management performance in meeting Rohm and Haas' responsibilities to its employees, its customers, the general public and the communities in which Rohm and Haas operates.

  Members: G.S. Omenn (Chair), J.M. Fitzpatrick, E.G. Graves, D.W. Haas, A. Schriesheim

  EXECUTIVE COMMITTEE (1 meeting)--considers matters requiring Rohm and Haas board action between the Rohm and Haas board's meetings.

  Members: R.L. Gupta (Chair), J.M. Fitzpatrick, J.H. McArthur, S.O. Moose, M.C. Whittington

  EXECUTIVE COMPENSATION COMMITTEE (6 meetings)--reviews and approves compensation plans and remuneration arrangements for senior management and directors and oversees the administration of executive compensation plans. A subcommittee makes decisions in accordance with requirements of Section 162(m) of the Internal Revenue Code.

  Members: W.J. Avery (Chair), T.W. Haas, R.L. Keyser, J.P. Montoya, S.O. Moose, A. Schriesheim

  FINANCE COMMITTEE (5 meetings)--reviews the financial strategy of Rohm and Haas, particularly its policies for capital structure, dividend payout, and return on assets; approves and recommends to the Rohm and Haas board of directors all dividend payments; considers Rohm and Haas' financing plans; reviews Rohm and Haas' foreign financial programs and currency exposure policies and practices; and provides oversight to the Benefits Investment Committee.

  Members: E.G. Graves (Chair), J.R. Cantalupo, J.M. Fitzpatrick, J.A. Henderson, J.H. McArthur, R.H. Schmitz, M.C. Whittington

  NOMINATING COMMITTEE (3 meetings)-- determines corporate governance policies, nominates directors for board membership, evaluates CEO performance and oversees the evaluation of other senior management, oversees succession planning, monitors management development plans, evaluates board performance annually and meets in executive session to discuss management, the Company's strategic plans, etc. without management present. The Committee will consider Rohm and Haas board of directors nominations submitted by stockholders if names and biographical data are submitted in writing to the Committee.

  Members: S.O. Moose (Chair), W.J. Avery, J.R. Cantalupo, E.G. Graves, D.W. Haas, T.W. Haas, J.A. Henderson, R.L. Keyser, J.H. McArthur, J.P. Montoya, G.S. Omenn, R.H. Schmitz, A. Schriesheim, M.C. Whittington

DIRECTORS' COMPENSATION

  Directors who are employees of Rohm and Haas do not receive compensation for their services as directors.

  In 2000, non-employee directors will receive $41,500 and 1,104.6047 Deferred Stock Shares, which are units credited to a director's deferred stock account under the Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan. Directors who chair board committees will receive an additional $3,000. Directors may elect to defer all or part of their cash compensation into units credited to a director's deferred stock account under the Rohm and Haas Company 1997 Non-Employee Directors' Stock Plan.

  One Deferred Stock Share entitles the director to one share of Rohm and Haas common stock when the director leaves the Rohm and Haas board of directors. Each director may elect to receive the stock immediately after leaving the Rohm and Haas board of directors or in annual installments over a period of up to 10 years after leaving the Rohm and Haas board of directors. The number of Deferred Stock Shares to which a director is entitled was calculated by dividing $41,500 by a stock price projected by a trend line analysis of the average of the quarterly high and low stock prices over the preceding 40 quarters. While Deferred Stock Shares do not entitle directors to vote, each Deferred Stock Share is credited on each dividend payment date with Deferred Stock Shares equal to the applicable dividend payable on Rohm and Haas common stock.

  In addition, all non-employee directors are reimbursed for their travel expenses to board meetings.

  OTHER INFORMATION AND BUSINESS RELATIONSHIPS--Dr. Schmitz is a member of the board of the Global Corporate and Institutional Division of Deutsche Bank which may perform investment banking services for the company during 2000. Deutsche Bank is a member of a 23 bank syndicate providing revolving credit to Rohm and Haas under which Rohm and Haas and its subsidiaries may borrow up to $125 million from Deutsche Bank. Rohm and Haas and its subsidiaries also have other banking relationships with Deutsche Bank in the normal course of business. Dr. Schmitz is a member of the board of managing directors of Deutsche Bank. Mr. Montoya is an executive vice president of The Procter & Gamble Company, a customer of Rohm and Haas and its subsidiaries.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------


                                                                                 LONG-TERM
                                                                                COMPENSATION
                                              ANNUAL                ------------------------------------
                                           COMPENSATION                      AWARDS             PAYOUTS
                                 --------------------------------   ---------------             -------      ALL
        NAME AND                                           OTHER    RESTRICTED    SECURITIES                OTHER
        PRINCIPAL                                         COMPEN-     STOCK       UNDERLYING      LTIP     COMPEN-
        POSITION           YEAR   SALARY       BONUS      SATION      AWARDS       OPTIONS      PAYOUTS    SATION
------------------------------------------------------------------------------------------------------------------
                                                (1)                    (1)                        (1)
Rajiv L. Gupta             1999  $675,000    $1,117,977   $     0    $              38,925      $264,208   $36,836(2)
  Chairman & C.E.O         1998   333,500       436,817         0                   20,838       129,271    21,550
                           1997   294,000       299,174         0                   19,902        87,200    12,651
J. Lawrence Wilson         1999  $643,250    $1,147,334   $     0    $              55,900      $362,010   $55,318(3)
  Retired Chairman &       1998   820,000     1,524,493         0     200,000       65,100       281,682    55,519
  CEO(4)                   1997   756,250     1,182,960         0                   73,200       266,131    33,785
J. Michael Fitzpatrick     1999  $500,000    $  684,046   $     0    $              34,725      $233,733   $31,404(5)
  President & COO          1998   328,500       429,673         0                   21,501       129,271    22,225
                           1997   294,000       299,174         0                   19,902        87,200    13,520
Patrick R. Colau           1999  $350,000    $  380,890   $     0    $              16,875      $174,212   $23,423(6)
  Senior Vice President    1998   314,500       400,869         0                   17,277       127,285    17,483
                           1997   283,000       293,069         0                   19,902        79,377    11,639
Bradley J. Bell            1999  $322,500    $  359,125   $     0    $              12,700      $146,231   $22,403(7)
  Senior Vice President &  1998   293,500       365,602         0                   14,700       100,000    17,853
  CFO                      1997   182,000(7)    277,805         0                   18,000       100,000     6,281
Nance K. Dicciani          1999  $320,000    $  321,904   $     0    $              14,500      $121,505   $98,689(8)
  Senior Vice President    1998   244,500       271,026         0                    7,500        74,493    15,953
                           1997   202,000       174,029         0                    8,400        52,000     8,723
------------------------------------------------------------------------------------------------------------------

(1) A portion of both the annual bonus and long-term plan payout is paid in restricted stock, valued at fair market value as of the first business day of the month of grant, in lieu of cash, and is included in the amounts shown in the table in the Bonus and LTIP Payouts columns. The total number (and value) of restricted shares granted during the last five years and held at the end of 1999 (which excludes 2000 grants made in lieu of a portion of the 1999 annual and long-term bonus awards) for the named executive officers were: Mr. Gupta, 13,018 ($529,670); Mr. Wilson, 99,673 ($4,055,445); Dr.
    Fitzpatrick, 12,941 ($526,537); Dr. Colau, 14,370 ($584,679); Mr. Bell,
    45,602 ($1,855,431); and Dr. Dicciani, 2,811 ($114,373). Dividends are paid currently on restricted shares and these shares may be voted.

(2) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $34,836 and a benefit bonus of $2,000 paid in lieu of various benefits provided at Rohm and Haas' expense to other employees.

(3) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $51,498 and a benefit bonus of $3,820 paid in lieu of various benefits provided at Rohm and Haas' expense to other employees.

(4) Mr. Wilson retired on September 30, 1999. The restrictions on his restricted stock will not lapse until the earlier of five years or when the restrictions would have lapsed under the Stock Plan of 1992 or the 1999 Rohm and Haas Stock plan if he had not retired.

(5) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $28,364 and a benefit bonus of $3,040 paid in lieu of various benefits provided at Rohm and Haas' expense to other employees.

(6) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $23,423.

(7) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $22,403. Mr. Bell was hired by Rohm and Haas on April 28, 1997.

(8) Includes Rohm and Haas match under the Employee Stock Ownership/Savings Plan and the Nonqualified Savings Plan of $19,521 and $79,168 for various other expenses related to assignment outside home country as allowed under Rohm and Haas's international personnel policy.

                             OPTION GRANTS IN 1999
--------------------------------------------------------------------------------

                                 INDIVIDUAL GRANTS                                    GRANT DATE VALUE
------------------------------------------------------------------------------------  ----------------
                           NUMBER OF        % OF
                             SHARES        TOTAL
                           UNDERLYING     OPTIONS                                        GRANT DATE
                            OPTIONS      GRANTED TO    EXERCISE OR                         PRESENT
                            GRANTED      EMPLOYEES     BASE PRICE       EXPIRATION          VALUE
          NAME                 #          IN 1999       ($/SH)(1)        DATE(2)           ($)(3)
-------------------------------------------------------------------------------------------------------

R. L. Gupta                  34,725          8.1%       $31.8750      Jan. 5, 2009        $316,345
                              4,200          1.0%        31.8750      Jan. 5, 2003          38,262
J. L. Wilson                 55,900         13.0%        31.8750      Sept. 30, 2004       509,249
J. M. Fitzpatrick            34,725          8.1%        31.8750      Jan. 5, 2009         316,345
P. R. Colau                  16,875          3.9%        31.8750      Jan. 5, 2009         153,731
B. J. Bell                   12,700          3.0%        31.8750      Jan. 5, 2009         115,697
N. K. Dicciani               14,500          3.4%        31.8750      Jan. 5, 2009         132,095

--------------------------------------------------------------------------------

(1) The exercise price is the average of the high and low New York Stock Exchange prices for Rohm and Haas common stock on the grant dates.

(2) Options expiring on January 5 of the indicated years are exercisable as follows: 1/3 are exercisable on January 5, 2000, 1/3 are exercisable on January 5, 2001 and 1/3 are exercisable on January 5, 2002. Mr. Wilson's options became exercisable on October 1, 1999 upon his retirement and will expire five years from his retirement date.

(3) Grant date values are estimated using the Black-Scholes option pricing model. Assumptions used for the Black-Scholes model are as follows:

Risk-free interest rate:  4.84%
Dividend yield:           2.31%
Volatility:               30.99%

    Time to exercise: 6 years (options expiring in 2009), 5 years (options expiring in 2004), 4 years (options expiring in 2003)

    Although executives face uncertain risks of forfeiture, these risks are not considered in estimating the grant date values.

                      AGGREGATED OPTION EXERCISES IN 1999
                       AND DECEMBER 31, 1999 OPTION VALUE
--------------------------------------------------------------------------------

                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                         SHARES                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                        ACQUIRED                     OPTIONS AT FY-END(#)         OPTIONS AT FY END($)(1)
                           ON         VALUE       UNEXERCISABLE/EXERCISABLE      UNEXERCISABLE/EXERCISABLE
         NAME           EXERCISE     REALIZED       (#)               (#)           ($)            ($)
----------------------------------------------------------------------------------------------------------

R. L. Gupta              16,728     $  254,838     38,925            57,174      $343,026      $  790,802

J. L. Wilson             83,637      2,392,536          0           303,016             0       4,258,724

J. M. Fitzpatrick         9,798        138,338     34,725            69,483       306,013       1,035,377

P. R. Colau               2,415         42,283     16,875            69,231       148,711       1,061,093

B. J. Bell                    0              0     12,700            32,700       111,918         407,459

N. K. Dicciani           11,106        185,000     14,500            32,463       127,781         523,994

--------------------------------------------------------------------------------

(1) The value of the options was calculated assuming a stock price of $40.6875, which was the closing price of the common stock on the New York Stock Exchange on December 31, 1999.

                   LONG-TERM INCENTIVE PLAN AWARDS IN 1999(1)
--------------------------------------------------------------------------------

                                                                                ESTIMATED FUTURE
                                                                             PAYOUTS UNDER NON-STOCK
                                      NUMBER OF         PERFORMANCE OR          PRICE BASED PLANS
                                    SHARES, UNITS        OTHER PERIOD      ---------------------------
                                   OR OTHER RIGHTS     UNTIL MATURATION    THRESHOLD           TARGET
              NAME                       (#)              OR PAYOUT           ($)               ($)
------------------------------------------------------------------------------------------------------
R. L. Gupta                            $290,000           12/31/2001       $145,000           $290,000
J. L. Wilson                             76,775           12/31/2001         38,388             76,775
J. M. Fitzpatrick                       204,500           12/31/2001        102,250            204,500
P. R. Colau                             111,500           12/31/2001         55,750            111,500
B. J. Bell                              107,500           12/31/2001         53,775            107,550
N. K. Dicciani                           87,800           12/31/2001         43,900             87,800
------------------------------------------------------------------------------------------------------

(1) Long-term bonus awards are payable in cash and restricted stock. Awards are determined by multiplying a bonus standard for the executive's level times the Corporate Performance Factor. The "Corporate Performance Factor" under the current long-term bonus plan is the product of multiplication of two ratios: 1) Rohm and Haas' three-year average return on equity (ROE) divided by 13%; and 2) Rohm and Haas' cumulative total return to stockholders over a five-year period ending on the last day of the three-year cycle divided by the cumulative total return to stockholders over the same period of the S&P Chemicals Index. If the stockholders approve the 2000 Rohm and Haas Long-Term Bonus Plan, the payout award cycle for these awards will end on December 31, 1999 and the participants will receive payouts calculated under the new plan. See "Proposal to Approve the 2000 Rohm and Haas Long-Term Bonus Plan".

    The numbers shown in the column titled "Number of Shares, Units or Other Rights" are the bonus standards in dollar amounts set so that resulting bonuses combined with gains from stock options granted at the same time will produce total long-term compensation slightly below the median level provided by other industrial companies of like size and profitability, if Rohm and Haas just meets performance targets.

    No payout is allowed if the Corporate Performance Factor is less than 0.5. The payouts in the Threshold column are based on a Corporate Performance factor of 0.5. Payouts in the Target column assume that Rohm and Haas' performance matches both the 13% ROE target and the cumulative total return to stockholders of the S&P Chemicals Index. There is no performance limit and, therefore, no maximum award.

                               PENSION PLAN TABLE
--------------------------------------------------------------------------------

                                         YEARS OF SERVICE
               ---------------------------------------------------------------------
REMUNERATION   15 YEARS   20 YEARS   25 YEARS    30 YEARS     35 YEARS     40 YEARS
------------------------------------------------------------------------------------
 $  400,000    $118,264   $157,686   $197,107   $  200,000   $  205,950   $  235,372
    600,000     178,264    237,686    297,107      300,000      310,950      355,372
    800,000     238,264    317,686    397,107      400,000      415,950      475,372
  1,000,000     298,264    397,686    497,107      500,000      520,950      595,372
  1,200,000     358,264    477,686    597,107      600,000      625,950      715,372
  1,400,000     418,264    557,686    697,107      700,000      730,950      835,372
  1,600,000     478,264    637,686    797,107      800,000      835,950      955,372
  1,800,000     538,264    717,686    897,107      900,000      940,950    1,075,372
  2,000,000     598,264    797,686    997,107    1,000,000    1,045,950    1,195,372
------------------------------------------------------------------------------------

This table shows the approximate aggregate annual pension benefit under the Rohm and Haas Pension Plan and the supplemental Rohm and Haas Company Non-Qualified Pension Plan assuming retirement at age 65 in 1999. The Remuneration column represents the average salary which is based on the highest consecutive 36-month base salary, and the annual bonus which is the average of the bonuses earned under the annual bonus plan in the last five years of retirement or, if higher, in the seven years prior to retirement, excluding the highest and lowest of those bonuses. The table includes offsets for Social Security. As of December 31, 1999, the years of credited service on which benefits are based for the named executives are: Mr. Gupta, 28 years; Dr. Fitzpatrick, 24 years; Dr. Colau, 21 years; Mr. Bell, 2 years; Dr. Dicciani, 8 years. As of September 30, 1999, Mr. Wilson had 34 years of credited service on which his benefits are based.

REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

  The Executive Compensation Committee is responsible for assuring appropriate compensation of Rohm and Haas' executive officers; a subcommittee makes decisions in accordance with the requirements of Section 162(m) of the Internal Revenue Code and Section 16 of the Exchange Act.

  Total compensation of Rohm and Haas' executives is based on corporate and individual performance. In light of the Morton International and LeaRonal acquisitions during 1999, the Committee felt it was necessary to alter the annual bonus plan mid-year for Leadership Council members (approximately 40 people) to align the focus of senior managers with the key objectives of profitable growth, sound asset management and achievement of synergies related to the acquisitions. Therefore, for the first half of 1999, annual corporate performance was measured by Rohm and Haas' return on net assets. For the second half of the year, the Committee implemented an annual bonus plan based on profitability, asset utilization and cost savings. For purposes of the long-term bonus plan, performance during 1999 continued to be measured based on Rohm and Haas' return on equity. Effective January 1, 2000, subject to stockholder approval at this meeting, the Committee changed the measure of the long-term bonus to compound sales growth.

  Individual performance is measured primarily by results achieved compared to objectives agreed to at the start of the year. For the CEO and other executive officers, the Nominating Committee reviews these objectives and the results achieved and its findings are communicated to the Committee, which determines the compensation consequences. The Committee takes into account individual performance in determining salary amounts and may reduce the amounts of incentive compensation awards based upon individual performance. Incentive compensation is paid in cash and restricted stock and by use of stock options.

  When Rohm and Haas meets performance norms established by the Committee, the Committee intends executive compensation to be at the median levels of our competitors' compensation. As Rohm and Haas' performance moves beyond those norms and the performance of our competitors, the Committee intends our executive compensation to move toward the high end of our competitors' compensation. If Rohm and Haas' performance should fall below those norms, the Committee intends executive compensation to fall toward the low end of our competitors' compensation. The formulas in the plans described below are designed to achieve these results.

  It is the Committee's intention that all compensation paid to executive officers be fully deductible under the Internal Revenue Code.

  SALARIES--Executive salaries are established under the same system used for most Rohm and Haas salaried employees. Individual salaries are targeted to an amount, based on the person's performance against established objectives, in a salary range for that person's level. The salary range for each level is centered around the median salary for comparable positions in other industrial companies of generally the same size and profitability as determined through widely used surveys.

  ANNUAL BONUSES--All of Rohm and Haas' executive officers received annual bonuses under the Annual Bonus Plan approved by stockholders in 1997. Awards under this plan were based on an employee's salary and level, and Rohm and Haas' performance as measured by its return on net assets. Return on net assets was the performance standard used internally to measure the performance of Rohm and Haas' businesses and was considered to be a good measure of employees' performance in using Rohm and Haas assets to further business objectives.

  Each year, the Committee established a return on net assets performance goal for Rohm and Haas. For 1999, the established return on net assets goal was 11%. Bonuses under the plan are determined by a bonus target established for each employee level. The bonus target represented the percentage of the employees' salary awarded as a bonus if Rohm and Haas met the established 11% return on net assets goal. No bonus would have been paid if Rohm and Haas' return on net assets had been less than 6%.

  The Committee approved a plan for members of the company's Leadership Council for an 18-month period from July 1, 1999 through December 31, 2000. The members of the Company's Leadership Council include Rohm and Haas' executive officers. Under this plan, Leadership Council members are compensated based on profit attainment, net asset utilization and cost savings related to the integration and infrastructure redesign initiatives.

  For 1999, the members of the Leadership Council received an annual bonus having two components. One component was the amount calculated under the Annual Bonus Plan based on Rohm and Haas' performance for the first six months of 1999. The other component was a bonus equal to 25% of the target bonus under the Leadership Council plan for the 18-month period beginning on July 1, 1999 (the "Partial Bonus"). At the end of the 18-month performance period, the amount of the bonus payable under the Leadership Council plan will be reduced by the amount of the Partial Bonus paid under the Leadership Council plan.

  LONG-TERM BONUSES--The long-term bonus is based on a three-year cycle. All of Rohm and Haas' executives except its Chief Executive Officer during the first nine months of 1999 (approximately 70 people) participated in the Long-Term Award Plan. Bonuses under this plan are determined by the following formula: the product of a corporate factor for the three-year period times a long-term bonus standard. The corporate factor for the long-term bonus award cycle ending in 1999 was determined by relating Rohm and Haas' three-year return on equity (adjusted for various unusual items) to the three-year return on equity of companies in the Value-Line Industrial Composite and to an absolute return on equity standard set by the Committee at 13%. For the cycle ending in 1999, the long-term corporate factor was 1.933%. The long-term bonus standards were dollar amounts that were set to pay bonuses, when combined with stock options that the company granted, slightly below the median of bonuses paid by other industrial companies of generally the same size and profitability, if Rohm and Haas just meets performance norms.

  STOCK--Participants in the 1999 Rohm and Haas Stock Plan received stock options with an exercise price equal to the average of the high and low prices on the New York Stock Exchange on the date of grant. The Committee determines guidelines for the granting of stock options to executive officers, including the CEO, so that the value of the stock options granted combined with long-term bonus awards would be equal to the median of total long-term compensation of other industrial companies of generally the same size and profitability at target performance. Seven executive officers received a portion of their annual and long-term bonuses in restricted stock in lieu of cash. The restrictions lapse after a five-year period.

  BENEFITS--The benefits provided for executives are in line with those of all parent company employees and with those provided by other large chemical companies.

PERFORMANCE OF ROHM AND HAAS AND ITS CHIEF EXECUTIVE OFFICER

  During 1999, J. Lawrence Wilson served as Rohm and Haas' Chief Executive Officer until September 30, 1999 and Rajiv L. Gupta served as the Chief Executive Officer for the rest of the year. Until his retirement, Mr. Wilson was responsible for Rohm and Haas' corporate strategy and the acquisitions and integration of companies acquired by Rohm and Haas. During 1999, as Vice Chairman and CEO Designee, Mr. Gupta worked with Mr. Wilson and played a major role in all of Rohm and Haas' activities. During 1999, Rohm and Haas achieved a record amount of EBITDA and met or exceeded earnings and return on asset expectations. Sales growth in 1999 relating to Rohm and Haas' historical operations was the highest since 1995.

  Under the leadership of Mr. Wilson and under Mr. Gupta's direction since September 30, 1999, Rohm and Haas has established a growth strategy to maintain its leadership position in the specialty chemical industry. Significant progress has been made with the completion of the acquisitions of LeaRonal and Morton International in 1999 and additional planned acquisitions that have been announced in early 2000. In the face of these integration activities, strong customer focus and sales momentum have been maintained. The company has also announced the planned divestiture of the industrial coatings business to BASF, allowing it to focus on both franchise and niche businesses in which it can grow.

  In addition to the strong financial performance of the company, Rohm and Haas continued to make excellent progress in safety performance in 1999 and is fully committed to the objective of an injury-free workplace.

  In the opinion of the Executive Compensation Committee, the performance of both Mr. Wilson and Mr. Gupta exceeded the performance expectations established for the year and Mr. Gupta's performance in 1999 demonstrated a smooth transition into his new role. Both Mr. Wilson and Mr. Gupta exemplified the highest standards of personal and business integrity.

CHIEF EXECUTIVE OFFICERS' COMPENSATION

  In February 1999, the Committee increased Mr. Wilson's annual salary amount by $34,800 effective April 1, 1999 based upon the increases in Rohm and Haas' salary ranges between 1998 and 1999, Mr. Wilson's long-term performance and the Committee's expectations of his future performance. Mr. Wilson's annual bonus for the period of January through his retirement on September 30, 1999 was determined under the Annual Bonus Plan by multiplying the corporate return on net assets performance multiplier of 1.079% times the bonus standard established at the beginning of the year resulting in $1,147,334 paid in cash.

  Mr. Wilson received a long-term bonus for the 1997-1999 period based upon his employment through September 30, 1999. This award was determined under the provisions of the Top Executive Long-Term Award Plan approved by stockholders in 1994. The bonus was determined by the following formula: the product of a corporate factor for the three-year period times a long-term bonus standard. The corporate factor for the long-term plan was determined by relating Rohm and Haas' three-year return on equity (adjusted for various unusual items) to the three-year return on equity of companies in the Value-Line Industrial Composite and to the greater of 13% or the Value-Line Industrial Composite three-year average less 2%. The amount of Mr. Wilson's bonus was the product of the three-year corporate performance factor of 1.394% times the long-term bonus standard established by the Committee before the beginning of the period. The resulting $362,010 award was paid in cash.

  Mr. Wilson's 1999 stock option grant followed the Committee's guidelines with respect to stock option grants for executive officers and has an exercise price equal to the fair market price on the date granted.

  At the time of Mr. Wilson's retirement from Rohm and Haas, Mr. Wilson entered into a consulting agreement with Rohm and Haas. Mr. Wilson agreed to be available to give advice to the company at its request from time to time until the termination of the agreement on September 30, 2004 for a fee of $100 an hour. In addition, the agreement provides that the restrictions on Mr. Wilson's restricted stock will lapse in accordance with the original applicable restrictions unless the consulting agreement is terminated prior to such time. The agreement also imposes confidentiality restrictions.

  The Committee established Mr. Gupta's salary at $750,000 effective July 1, 1999, in recognition of his Vice Chairman and CEO Designee status and based upon Mr. Gupta's long-term performance and the Committee's expectations of his future performance. Mr. Gupta's annual bonus for the period of January through June 30, 1999 was determined under the Annual Bonus Plan by multiplying the corporate return on net assets performance multiplier of 1.079% times the bonus standard established at the beginning of the year. For the period of July through December 1999, Mr. Gupta was paid a Partial Bonus under the terms of the 18-month Leadership Council Bonus plan, which covers the period of July 1999 through December 2000. This Partial Bonus equals 25% of the target amount for the 18-month period. The result of these two elements for performance in 1999 was $1,117,977, half paid in cash and half paid in restricted stock.

  Mr. Gupta's long-term bonus for the 1997-1999 period was the product of the three-year corporate performance factor of 1.933% times the long-term bonus standard established by the Committee before the beginning of the period. Half of the resulting $264,208 award was paid in cash and half in restricted stock.

  Mr. Gupta's 1999 stock option grant followed the Committee's guidelines and has an exercise price equal to the fair market value on the date granted.

  EXECUTIVE COMPENSATION COMMITTEE--William J. Avery, Chairman, Thomas W. Haas, Richard L. Keyser, Jorge P. Montoya, Sandra O. Moose, Alan Schriesheim (member until June 21, 1999).

                    CUMULATIVE TOTAL RETURN TO STOCKHOLDERS
  ROHM AND HAAS, S&P 500 INDEX, S&P CHEMICAL INDEX AND S&P SPECIALTY CHEMICAL
                                     INDEX

                                                ROH                  S&P 500               S&P CHEM.           S&P SPEC. CHEM.
                                                ---                  -------               ---------           ---------------
Dec-94                                         100.00                 100.00                 100.00                 100.00
                                                94.97                 102.43                  95.82                 100.75
Feb-95                                          98.90                 106.12                 102.76                 107.39
                                               103.96                 109.02                 109.41                 113.47
Apr-95                                         102.42                 112.07                 112.94                 116.35
                                               104.39                 116.14                 116.41                 125.54
Jun-95                                          97.30                 118.61                 117.73                 122.12
                                               103.06                 122.38                 119.91                 125.46
Aug-95                                         106.67                 122.34                 119.13                 129.93
                                               107.79                 127.25                 123.48                 128.97
Oct-95                                          98.64                 126.61                 116.04                 119.45
                                               108.30                 131.81                 123.40                 128.95
Dec-95                                         115.71                 134.11                 126.83                 129.36
                                               124.48                 138.48                 135.62                 134.25
Feb-96                                         125.89                 139.45                 139.68                 140.37
                                               120.24                 140.55                 150.55                 144.47
Apr-96                                         120.01                 146.86                 153.44                 140.39
                                               123.24                 150.22                 151.20                 140.61
Jun-96                                         114.14                 150.56                 148.01                 135.80
                                               108.23                 143.67                 144.82                 126.06
Aug-96                                         114.51                 146.37                 149.71                 127.71
                                               120.00                 154.30                 160.38                 137.43
Oct-96                                         130.77                 158.33                 163.89                 132.20
                                               146.71                 169.95                 171.08                 137.88
Dec-96                                         150.39                 166.30                 166.44                 130.82
                                               151.08                 176.49                 177.41                 128.69
Feb-97                                         170.33                 177.54                 178.07                 133.83
                                               138.63                 169.98                 173.81                 127.77
Apr-97                                         154.13                 179.90                 181.80                 126.09
                                               160.52                 190.44                 187.05                 135.05
Jun-97                                         167.62                 198.72                 201.65                 143.56
                                               182.39                 220.15                 224.67                 151.09
Aug-97                                         179.25                 207.83                 209.29                 149.12
                                               179.48                 219.20                 207.83                 152.23
Oct-97                                         155.86                 211.89                 198.70                 146.64
                                               172.94                 221.69                 209.14                 150.68
Dec-97                                         180.11                 225.49                 209.31                 159.17
                                               161.30                 227.98                 202.82                 149.88
Feb-98                                         192.80                 244.42                 218.94                 157.77
                                               195.28                 246.93                 234.04                 159.22
Apr-98                                         203.79                 259.51                 242.60                 161.31
                                               208.63                 255.05                 250.95                 152.24
Jun-98                                         197.24                 265.41                 245.60                 141.59
                                               184.90                 262.59                 220.32                 132.99
Aug-98                                         164.92                 224.66                 199.33                 117.89
                                               159.43                 239.05                 201.40                 117.56
Oct-98                                         193.46                 258.48                 199.53                 129.85
                                               201.66                 274.14                 208.20                 137.06
Dec-98                                         173.57                 289.93                 195.86                 132.93
                                               178.61                 302.05                 188.51                 131.84
Feb-99                                         181.09                 292.67                 192.52                 137.91
                                               194.49                 304.37                 203.00                 131.37
Apr-99                                         259.68                 316.16                 248.44                 157.62
                                               233.56                 308.70                 229.99                 154.92
Jun-99                                         249.57                 325.82                 235.31                 172.90
                                               248.11                 315.66                 236.40                 168.34
Aug-99                                         218.66                 314.10                 222.44                 155.05
                                               211.35                 305.50                 210.62                 139.46
Oct-99                                         223.78                 324.82                 220.07                 134.07
                                               211.54                 331.42                 216.91                 131.73
Dec-99                                         239.30                 350.93                 232.47                 144.17

Source: Standard & Poor

This comparison of five-year cumulative total return assumes $100 invested on December 31, 1994 in Rohm and Haas common stock, the S&P 500 Composite Index, the S&P Chemical Index and the S&P Specialty Chemical Index and the reinvestment of dividends.

PROPOSAL TO APPROVE THE 2000 ROHM AND HAAS
LONG-TERM BONUS PLAN

  The Rohm and Haas board of directors has unanimously approved, subject to stockholder approval, a 2000 Long-Term Bonus Plan to replace Rohm and Haas' existing long-term bonus plan, which Rohm and Haas' stockholders approved in 1997. A copy of the 2000 Long-Term Bonus Plan is attached to this document as Annex A. The Executive Compensation Committee established the plan to reward executive performance aligned with the long-term growth objectives of the company and to further identify participants' interests with those of Rohm and Haas' other stockholders, consequently promoting the long-term financial interest of Rohm and Haas and its stockholders.

  Executives in positions classified as level 16 or above (70 persons) are eligible to participate in the 2000 Long-Term Bonus Plan. The Executive Compensation Committee will administer the 2000 Long-Term Bonus Plan, which modifies the former long-term bonus plan by replacing return on equity with annual compound sales growth as one of the two performance measurements. Incorporating compound sales growth into the long-term bonus plan responds to the Executive Compensation Committee's direction to focus on growth. The second performance measurement is a ratio of five-year total stockholder return compared to the performance of a publicly available index selected by the Executive Compensation Committee.

  The Executive Compensation Committee will approve a long-term bonus standard (the "Standard") for each participant before the beginning of each three-year award cycle (the "Award Cycle"). The Standard for any participant will not exceed the greater of $750,000 or 60% of the participant's base annual salary in the year before the start of the award cycle.

  Corporate performance will be measured in two ways: compound sales growth ("CSG") and cumulative total return to shareholders.

  The "Corporate Performance Factor" is comprised of two percentages. The first percentage is obtained by calculating Rohm and Haas' CSG for the Award Cycle and awarding the payout percentage corresponding to the CSG achieved according to the table established by the Committee for such Award Cycle no later than the ninetieth day of the Award Cycle. Rohm and Haas' organic sales growth, net of any acquisitions or divestitures, will be used to measure CSG. The second percentage is equal to the product obtained by multiplying one hundred (100) by the quotient obtained by dividing the cumulative total return to stockholders over a five-year period ending on the last day of the Award Cycle by the cumulative total return (over the same period) to stockholders of a publicly available index selected by the Committee and communicated to participants no later than the ninetieth day of the Award Cycle. Cumulative total return to stockholders will be calculated in the same manner that it is calculated and reported in the chart set forth above disclosing the cumulative total return to stockholders between 1995 and 1999.

  Long-term bonus awards for each Award Cycle will be equal to the product obtained by multiplying fifty percent (50%) of the participant's Standard by each of the percentages comprising the Corporate Performance Factor for the Award Cycle. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the sum of the two percentages comprising the Corporate Performance Factor is less than 50%.

  Awards earned under the terms of the plan may, at the discretion of the Committee, be paid in cash, in restricted stock or in both cash and restricted stock. Awards will be paid by March 15 of the year following the close of the Award Cycle, provided that the Committee has certified that the awards have been calculated in accordance with the plan formula.

  The terms of the 2000 Long-Term Bonus Plan provide a transition process for the implementation of the plan. The Award Cycles that were determined under the long-term bonus plan approved by the company's stockholders in 1997 and that commenced on January 1, 1998 and 1999 will terminate as of December 31, 1999. The participants in those terminated Award Cycles will participate in special Award Cycles under the 2000 Long-Term Bonus Plan but using the standards determined for the terminated Award Cycles. Participants in the Award Cycle that began on January 1, 1998 will participate in a special Award Cycle under the 2000 Long-Term Bonus plan for the period from January 1, 2000 until December 31, 2000. Participants in the Award Cycle that began on January 1, 1999 will participate in a special Award Cycle under the 2000 Long-Term Bonus Plan for the period from January 1, 2000 until December 31, 2001.

  The board of directors of Rohm and Haas may at any time suspend, terminate or amend the plan in such respects as the board deems to be in the best interests of the Company. No amendment, without the approval of the stockholders, will increase the payouts under the plan or change the class of persons eligible to participate in the plan. No amendment will adversely affect any right of any participants, or their successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Award Cycles in effect at the time of termination of the plan will remain in effect according to their original terms.

  You can find additional information about compensation on pages 13 through 15 of this document.

NEW PLAN BENEFITS

  The key focus for the future of the new Rohm and Haas is profitable growth. Our expectation is that this focus on sales growth will produce results which are favorable for stockholders and the eligible plan participants.

  The following table shows the bonuses which were received by the named executive officers under the prior plan for the 1997-1999 cycle (first column), the bonuses which would have been received had the 2000 Long-Term Bonus Plan been in effect for the 1997-1999 cycle (second column) and the bonuses which would have been received under the proposed plan had sales growth targets been met (third column).
--------------------------------------------------------------------------------

                                                                                      PROPOSED PLAN AT
                                         PRIOR PLAN          PROPOSED PLAN          TARGETED SALES GROWTH
      NAME AND PRINCIPAL POSITION           ($)                   ($)                        ($)
---------------------------------------------------------------------------------------------------------
Rajiv L. Gupta                           $  264,208            $ 91,724                  $  179,850
  Chairman & CEO
J. Michael Fitzpatrick                      233,733              83,011                     162,767
  President and C.O.O.
Patrick R. Colau                            174,212              61,935                     121,442
  Senior Vice President
Bradley J. Bell                             146,231              52,051                     102,061
  Senior Vice President & CFO
Nance K. Dicciani                           121,505              42,555                      83,442
  Senior Vice President
All other executive officers as a group     453,586             175,083                     343,300
All other employees as a group            2,477,516             813,613                   1,595,320

--------------------------------------------------------------------------------

  THE ROHM AND HAAS BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 LONG-TERM BONUS PLAN

ROHM AND HAAS STOCK OWNERSHIP

  The following table lists the beneficial owners of more than 5% of the outstanding shares of common stock of Rohm and Haas as of March 10, 2000.
--------------------------------------------------------------------------------

                                                                          SHARES       PERCENTAGE OF
                                                                       BENEFICIALLY        CLASS
                        STOCKHOLDERS                          CLASS       OWNED         OUTSTANDING
----------------------------------------------------------------------------------------------------
John C. Haas, John O. Haas, William D. Haas and Thomas W.     common    30,998,892(2)      14.14%
  Haas and two income trusts of which they, together with
  Mellon Bank N.A., are trustees(1)
Four charitable income trusts of which John C. Haas, John O.  common    34,458,444(3)      15.72%
  Haas, William D. Haas and Thomas W. Haas, together or
  individually, are trustees with others(1)
Rohm and Haas Company Employee Stock Ownership Plan(4), 100   common    16,928,777          7.72%
  Independence Mall West, Philadelphia, PA 19106
J.P. Morgan & Co. Incorporated, 60 Wall Street, New York, NY  common    20,647,257          9.42%
  10260

--------------------------------------------------------------------------------

(1) John C. Haas, whose address is Rohm and Haas Company, 100 Independence Mall West, Philadelphia, PA 19106, is a retired officer and director of Rohm and Haas. John O. Haas, 425 Lombard St., Philadelphia, PA 19147, William D. Haas, P. O. Box 125, Bear Creek, PA 18602 and Thomas W. Haas, 100 Independence Mall West, Philadelphia, PA 19106, are the sons of the late F. Otto Haas and the nephews of John C. Haas. Mr. Thomas Haas is a director of Rohm and Haas.

(2) John C. Haas, John O. Haas, William D. Haas and Thomas W. Haas, and their spouses, own directly, or as custodian for minor children, 373,755, 375,165, 318,360 and 546,828, shares, respectively. Together with Mellon Bank they have voting and investment power over 29,384,784 shares in the two income trusts.

(3) John C. Haas has sole voting power, and together with John O. Haas, William
    D. Haas, Thomas W. Haas and First Union National Bank, has investment power over 27,490,140 shares in two charitable trusts. John C. Haas shares voting and investment power with other trustees in a third charitable trust holding 3,484,152 shares and John O. Haas, William D. Haas and Thomas W. Haas share voting and investment power with another trustee in a fourth charitable trust holding 3,484,152 shares. They disclaim beneficial interest in these trusts.

(4) 4,000,950 of the shares have been allocated to employee accounts.

EXECUTIVE OFFICERS AND DIRECTORS

  STOCK OWNERSHIP GUIDELINES--Effective January 1, 1997, the Rohm and Haas board of directors approved stock ownership guidelines requiring all executives to own amounts of Rohm and Haas common stock equal to one-half to 5 times the amount of annual salary, depending on the executive's level. Executives have three years after the later of January 1, 1997 or their promotion to a new executive level to bring their stock holdings up to the required level.

  OWNERSHIP--The following table lists the shares of Rohm and Haas common stock owned by the named executive officers, the directors and all current executive officers and directors as a group as of March 10, 2000. None of the persons listed in the table with the exception of D. W. Haas and T. W. Haas, who beneficially own 1.7% and 28.8%, respectively, of the outstanding shares of common stock, beneficially owns more than 1% of the outstanding common stock.
--------------------------------------------------------------------------------

                                                         NUMBER OF
                                          NUMBER OF       DEFERRED       NUMBER OF
                                            SHARES         STOCK        EXERCISABLE    TOTAL BENEFICIAL
NAME                                       OWNED(1)       UNITS(2)        OPTIONS      STOCK OWNERSHIP
----                                      ----------    ------------    -----------    ----------------
W. J. Avery                                    1,500      8,154.3734          N/A           9,654.3734
B. J. Bell                                    62,676        836.1111       36,933         100,445.1111
J. R. Cantalupo                                1,290      2,855.4480          N/A           4,145.4480
P. R. Colau                                   32,853        851.8420       72,834         106,538.8420
N. K. Dicciani                                23,354        681.5226       37,290          61,325.5226
J. M. Fitzpatrick                             45,339      1,059.2578       81,058         127,456.2578
E. G. Graves                                   7,239      8,876.4579          N/A          16,115.4579
R. L. Gupta                                   52,395      1,228.2954       70,149         123,772.2954
D.W. Haas(3)                               3,815,301      1,745.4446          N/A       3,817,046.4446
T.W. Haas(3)                              60,905,904      2,855.4480          N/A      60,908,759.4480
J. A. Henderson                                6,615     11,029.4578          N/A          17,644.4578
R. L. Keyser                                   1,105      2,855.4480          N/A           3,960.4480
J.H. McArthur                                      0     12,040.4683          N/A          12,040.4683
J. P. Montoya                                  1,257     11,474.7634          N/A          12,731.7634
S. O. Moose                                    7,116      7,650.7691          N/A          14,766.7691
G. S. Omenn                                   12,855     13,280.7557          N/A          26,135.7557
R. H. Schmitz                                  1,824      7,032.9676          N/A           8,856.9676
A. Schriesheim(4)                              6,615      8,640.3570          N/A          15,255.3570
M. C. Whittington                             10,383      6,644.7764          N/A          17,027.7764
J. L. Wilson(5)                              220,333      2,665.3727      303,016         526,014.3727
All current executive officers and
  directors as a group (19 persons)       64,223,665    110,927.5402      337,170      64,671,762.5402(6)

--------------------------------------------------------------------------------

(1) Shares owned by officers include shares allocated under the Rohm and Haas savings plan and ESOP.

(2) Deferred Stock Units owned by directors are shares granted under the 1997 Non-Employee Directors' Stock Plan; Deferred Stock Units owned by officers are shares allocated under the Non-Qualified Savings Plan.

(3) Mr. David Haas owns directly 331,149 shares and shares voting and investment power with other trustees in a charitable trust holding 3,484,152 shares. He disclaims beneficial ownership in the charitable trust. Mr. Thomas Haas and his spouse own directly 546,828 shares. He shares voting and investment power with other trustees in two income trusts holding 29,384,784 shares. He shares voting and investment power with other trustees in a charitable trust holding 3,484,152 shares and shares investment power with other trustees in two charitable trusts holding 27,490,140 shares. He disclaims beneficial interest in the charitable trusts.

(4) Dr. Schriesheim, a director and member of the Executive Compensation, Nominating and Corporate Responsibility, Environment, Safety and Health Committees, has reached mandatory retirement age and is not standing for reelection.

(5) Mr. Wilson retired as of September 30, 1999.

(6) All current executive officers and directors as a group beneficially own 29.7% of the outstanding Rohm and Haas common stock.

COMPLIANCE WITH SECTION 16 OF THE EXCHANGE ACT

  Rohm and Haas believes that all its executive officers and directors have complied with all Section 16 filing requirements during 1999.

2001 ANNUAL MEETING PROPOSALS

  Any stockholder proposal submitted to Rohm and Haas for inclusion in the proxy statement and proxy relating to the 2001 annual meeting of stockholders and any notice of a matter which a stockholder intends to bring before that meeting must be received by the Secretary of Rohm and Haas no later than November 23, 2000. Under the Rohm and Haas by-laws, no matter may be brought before, or acted upon at, any meeting of stockholders except as directed by the board of directors or upon motion of any stockholder who has provided the notice required by the by-laws to the Secretary of Rohm and Haas of that intent (a) in the case of the annual meeting of stockholders, by the date as may be specified in the proxy statement for the prior year's annual meeting of stockholders, or (b) in the case of a meeting other than the annual meeting of stockholders, not less than 60 nor more than 90 days prior to the meeting date. The chairman of the meeting has the authority to determine whether any matter may be properly brought before, or acted upon at, the meeting.

                                                                         ANNEX A

ROHM AND HAAS COMPANY LONG-TERM BONUS

  1. PURPOSE OF THE LONG-TERM BONUS. The purpose of the Long-Term Bonus is to reward participating Rohm and Haas executive employees for the attainment of superior corporate long-term sales growth and shareholder value creation.

  2. ELIGIBILITY. Awards under this plan may be made only to employees who are executives of Rohm and Haas Company. Eligible employees selected to participate in this plan may also participate in the Rohm and Haas Company stock plans.

  3. ADMINISTRATION. An executive compensation committee consisting of at least two members of the Board of Directors of Rohm and Haas Company, or a subcommittee of that committee consisting of at least two members who qualify as outside directors under applicable IRS and SEC regulations, shall be appointed by the Board (the "Committee"). One of the committee members shall act as chair. No member of the Committee shall be eligible for awards under this plan. The Committee may adopt rules and regulations that it deems necessary for governing its affairs. It may take action either by a majority vote of its members in attendance provided there are at least two members present and voting, or by an instrument in writing signed by all members without a meeting. Members of the committee shall not be liable for any act or omission in their capacities as such members, except for bad faith or gross negligence.

  The Committee will administer, construe and interpret the Long-Term Bonus plan. Within the limits of the Plan, the Committee is also given full authority and discretion to determine the timing of awards, to select from those eligible the individuals to participate, and to establish such other measures as may be necessary to the objectives of the plan. The Committee's decisions will be final and binding on all parties, including the Company, the stockholders and the employees.

  4. AWARD CYCLE. The "Award Cycle" is a period of three years. A new Award Cycle shall begin each year. Including the two special transition cycles described in Sections 4.a.(1) and 4.a.(2), three Award Cycles will begin on January 1, 2000.

  a.  TRANSITION PERIOD.

  (1) The Award Cycle that began on January 1, 1998 shall have a period of only two (2) years and shall terminate on December 31, 1999. All participants in this Award Cycle shall participate in a special Award Cycle commencing on January 1, 2000 and lasting for a period of one (1) year. Each participant's Standard for the special Award Cycle shall be identical to such participant's Standard for the Award Cycle that began on January 1, 1998.

  (2) The Award Cycle that began on January 1, 1999 shall have a period of only one (1) year and shall terminate on December 31, 1999. All participants in this Award Cycle shall participate in a special Award Cycle commencing on January 1, 2000 and lasting for a period of two (2) years. Each participant's Standard for the special Award Cycle shall be identical to such participant's Standard for the Award Cycle that began on January 1, 1999.

  5. LONG-TERM BONUS STANDARDS. The Committee shall approve a long-term bonus standard ("Standard") for each participant before the beginning of each Award Cycle. The Standard for any participant shall not exceed the greater of $750,000 or 60% of the participant's base annual salary in the year before the start of the Award Cycle.

  6.  CORPORATE PERFORMANCE FACTOR.

  a. AWARD CYCLES COMMENCING PRIOR TO JANUARY 1, 2000. Corporate performance will be measured in two ways: return on equity ("ROE") and cumulative total return to shareholders.

  The "Corporate Performance Factor" is the product of the multiplication of two ratios. The first ratio is the average annual ROE for the number of years in the Award Cycle divided by a target ROE established by the Committee no later than the ninetieth day of the Award Cycle. Rohm and Haas Company actual net earnings after adding back unusual expense items and write-offs as described in the Management Discussion and Analysis report to the shareholders shall be used in calculating the Company's ROE. The second ratio is the cumulative total return to shareholders over a five-year period ending on the last day of the Award Cycle divided by the cumulative total return (over the same period) to shareholders of a publicly available index selected by the Committee and communicated to participants no later than the ninetieth day of the Award Cycle. Cumulative total return to shareholders will be calculated in the same manner that it is calculated and reported under the proxy rules.

  b. AWARD CYCLES COMMENCING ON OR AFTER JANUARY 1, 2000. Corporate performance will be measured in two ways: compound sales growth ("CSG") and cumulative total return to shareholders.

  The "Corporate Performance Factor" is comprised of two percentages. The first percentage is obtained by calculating the Company's CSG for the Award Cycle and awarding the payout percentage corresponding to the CSG achieved according to the table established by the Committee for such Award Cycle no later than the ninetieth day of the Award Cycle. Rohm and Haas Company organic sales growth, net of any acquisitions or divestitures, shall be used to measure CSG. The second percentage is equal to the product obtained by multiplying one hundred
(100) by the quotient obtained by dividing the cumulative total return to shareholders over a five-year period ending on the last day of the Award Cycle by the cumulative total return (over the same period) to shareholders of a publicly available index selected by the Committee and communicated to participants no later than the ninetieth day of the Award Cycle. Cumulative total return to shareholders will be calculated in the same manner that it is calculated and reported under the proxy rules.

  7. DETERMINING AWARD PAYOUTS. Long-term Bonus awards for each Award Cycle shall be equal to the product obtained by multiplying fifty percent (50%) of the participant's Standard by each of the percentages comprising the Corporate Performance Factor for the Award Cycle. The Committee may reduce any award calculated under the terms of this plan, but may not increase an award without stockholder approval. No awards are permitted when the sum of the two percentages comprising the Corporate Performance Factor is less than 50%.

  8. NOTIFICATION. At the beginning of each Award Cycle, each participant will be notified in writing of his or her Standard, the formula for determining the amount of the award, the applicable cycle and related terms and conditions.

  9. PAYMENT OF AWARDS. Awards earned under the terms of the plan may, at the discretion of the Committee, be paid in cash, or in stock through the Rohm and Haas stock plans, or partly in both. Awards will be paid by March 15 of the year following the close of the Award Cycle, provided that the Committee has certified that the awards have been calculated in accordance with the plan formula.

  10. ADJUSTMENTS FOR ACCOUNTING AND TAX CHANGES. If changes in tax laws or accounting practices take place during the Award Cycle that distort corporate performance calculations, the Committee will calculate corporate performance factors based on the tax laws and accounting practices at the beginning of the performance year.

  11.  TERMINATION OF EMPLOYMENT, RETIREMENT, OR DEATH OF PARTICIPANT.

     (a) Participation in the Long-Term Bonus Plan does not create a contract of employment, nor grant any employee the right to be retained in the service of the company. Any participant whose employment is terminated for wrongdoing, including but not limited to a violation of the Company's Code of Business Conduct, will forfeit all rights to payment under this plan.

     (b) If a participant resigns or is discharged during an Award Cycle, that participant's Long-Term award shall be immediately forfeited, and that participant shall have no right to any payment for that Award Cycle.

     (c) If a participant retires under the provisions of the pension plan or other policies of the Company, participation shall continue to the end of the Award Cycle, and that participant shall be paid part of the amount earned according to the terms of the award proportionate to the period of active service during the Award Cycle. However, in the event of retirement before the completion of three months of service in an Award Cycle, no amount shall be paid for that Award Cycle.

     (d) If a participant dies during an Award Cycle, participation shall continue to the end of the Award Cycle, and the participant's designated beneficiary (or if none, then the participant's estate) shall be paid part of the amount earned according to the terms of the award proportionate to the period of service during the Award Cycle before the participant's death. However, in the event of death before the completion of three months of service in an Award Cycle, no amount shall be paid for that Award Cycle.

  12. EFFECTIVE DATE OF PLAN. Except as otherwise required by the transitional rules of Section 4.a, this plan, as amended and restated, shall take effect on January 1, 2000.

  13. AMENDMENT, SUSPENSION, OR TERMINATION OF PLAN. The Board of Directors of Rohm and Haas Company may at any time suspend, terminate or amend the plan in such respects as the Board deems to be in the best interests of the Company. No amendment, without the approval of the stockholders, shall increase the payouts under the plan or change the class of persons eligible to participate in the plan. No amendment shall adversely affect any right of any participants, or their successors in interest, under the terms of any award made hereunder before the effective date of the amendment. Performance Periods in effect at the time of termination of the plan shall remain in effect according to their original terms.

                                                           ROHM AND HAAS COMPANY
                                                   NOTICE OF 2000 ANNUAL MEETING
                                                             AND PROXY STATEMENT

        [RECYCLED PAPER SYMBOL]
THIS DOCUMENT HAS BEEN PRINTED ENTIRELY
ON RECYCLED PAPER.                                  [ROHM AND HAAS COMPANY LOGO]

[X] AS IN THIS EXAMPLE

------------------------------------------  1. Election of Directors.                          For All   With-   For All
          ROHM AND HAAS COMPANY                (01) W.J. Avery       (09) R.L. Keyser         Nominees   hold    Except
------------------------------------------     (02) J.R. Cantalupo   (10) J.H. McArthur          [ ]      [ ]      [ ]
                                               (03) J.M. Fitzpatrick (11) J.P. Montoya
                                               (04) E.G. Gravese     (12) S.O. Moose
                                               (05) R.L. Gupta       (13) G.S. Omenn
                                               (06) D.W. Haas        (14) R.H. Schmitz
                                               (07) T.W. Haas        (15) M.C. Whittington
                                               (08) J.A. Henderson
CONTROL NUMBER:
RECORD DATE SHARES:                            Instructions: To withhold authority to vote for any nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s) in the list provided above.

                                                                                                  For    Against    Abstain
                                            2. Proposal to approve the 2000 Rohm and Haas Long-   [ ]      [ ]        [ ]
                                               Term Bonus Plan.

                                            3. In their discretion on such other business as may properly come before this meeting.


                                  Date
Please be sure to sign and   --------------    Mark box at right if an address change or comment has been
date this Proxy.                               noted on the reverse side of this card.                      [ ]
-------------------------------------------

-------------------------------------------
Stockholder             Co-owner
 sign here             sign here

DETACH CARD                                                                                     DETACH CARD

VOTE BY TELEPHONE                              VOTE BY INTERNET
It's fast, convenient, and immediate!          It's fast, convenient, and your vote is immediately
Call Toll-Free on a Touch-Tone Phone           confirmed and posted.

Follow these four easy steps:                  Follow these four easy steps:

1. Read the accompanying Proxy Statement/      1. Read the accompanying Proxy Statement/Prospectus
   Prospectus and Proxy Card.                     and Proxy Card.

2. Call the toll-free number                   2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683)                http://www.eproxyvote.com/roh
   There is NO CHARGE for this call.

3. Enter your Control number located on        3. Enter your Control Number located on your Proxy Card.
   your Proxy Card.

4. Follow the recorded Instructions.           4. Follow the Instructions provided.

YOUR VOTE IS IMPORTANT!                        YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!                   Go to http://www.eproxyvote.com/roh anytime!

                    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET


                             ROHM AND HAAS COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 1, 2000




The undersigned hereby appoints J.M. Fitzpatrick, R.L. Gupta and S.O. Moose and each of them, with power of substitution, as proxies at the annual meeting of stockholders of ROHM AND HAAS COMPANY to be held on May 1, 2000, and at any adjournment thereof, and to vote shares of stock of the Company which the undersigned would be entitled to vote if personally present. If the undersigned participates in the Rohm and Haas Employee Savings Plan, or the Morton Savings Plan, the undersigned also hereby directs the Trustees of the Employee Stock Ownership Trust, the Non-ESOP Thrift Fund and the Morton Savings Plan to vote shares held in the Trusts as indicated on this card; failure to return this proxy constitutes an instruction to the Trustees to vote shares as directed by other participants.

This proxy will be voted as directed with respect to the proposals referred to in Items 1 and 2 on the reverse side, but in the absence of such direction this proxy will be voted FOR the election of all nominees for director listed in
Item 1, and FOR the proposal referred to in Item 2.

_______________________________________________________________________________
                   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY
                            IN THE ENCLOSED ENVELOPE.
_______________________________________________________________________________

_______________________________________________________________________________
       Please sign exactly as your name(s) appear(s) on this proxy card.
           Joint owners should each sign personally. When signing as
            attorney, executor, administrator, trustee or guardian,
                          please give your full title.
_______________________________________________________________________________


HAS YOUR ADDRESS CHANGED?               DO YOU HAVE ANY COMMENTS?

__________________________________   __________________________________________

__________________________________   __________________________________________

__________________________________   __________________________________________